UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): May 8, 2015 (May 5, 2015)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of Tractor Supply Company (the “Company”) was held on May 5, 2015.  At the meeting, the stockholders elected each of the Company’s nominees for director to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified. In addition, at the meeting, the stockholders ratified the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2015, and voted in favor of the compensation of the named executive officers of the Company, on an advisory and non-binding basis.

The voting results of the director elections, ratification of the reappointment of Ernst & Young LLP and advisory vote on the compensation of the named executive officers, which were described in more detail in the definitive proxy statement relating to the 2015 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on March 20, 2015, are set forth below.

(1)           Each director was elected by the following tabulation:

	For	Withheld	Broker Non-Votes
Cynthia T. Jamison	112,009,808	782,944	12,136,171
Johnston C. Adams	112,243,632	549,120	12,136,171
Peter D. Bewley	112,232,531	560,221	12,136,171
Richard W. Frost	112,253,428	539,324	12,136,171
Keith R. Halbert	112,260,840	531,912	12,136,171
George MacKenzie	112,239,551	553,201	12,136,171
Edna K. Morris	111,655,989	1,136,763	12,136,171
Gregory A. Sandfort	112,243,616	549,136	12,136,171
Mark J. Weikel	112,239,039	553,713	12,136,171

(2)           Ratification of the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2015 was approved by the following tabulation:

For	Withheld	Abstain
122,699,523	1,861,876	367,524

(3)           The compensation of the named executive officers of the Company was approved, on an advisory and non-binding basis by the following tabulation:

For	Against	Abstain	Broker Non-Votes
110,720,328	1,568,762	505,662	12,134,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

May 8, 2015	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer